Exhibit 99.1

ProFrac Holding Corp. Reports 2022 Third Quarter Financial and Operational Results

WILLOW PARK, Texas, Nov. 10, 2022 /PRNewswire/ -- ProFrac Holding Corp. (NASDAQ: ACDC) ("ProFrac", "ACDC," or the "Company") today announced financial and operational results for its third quarter ended September 30, 2022.

Third Quarter 2022 Results and Recent Highlights

  Total revenue grew approximately 18% sequentially to $696.7 million over 2022 second quarter revenue,
  Net income rose approximately 105% sequentially to $143.4 million
  Adjusted EBITDA(1) excluding Flotek increased approximately 23% sequentially to $267.2 million
  Annualized Adjusted EBITDA per fleet(2) excluding Flotek was $34.5 million on 31 average active fleets during the quarter
  Third quarter results include the consolidation of Flotek results which contributed $46.9 million in revenue and ($11.1) million in Adjusted EBITDA
  Subsequent to the third quarter, the Company closed on its acquisition of U.S. Well Services ("USWS") on November 1, 2022

Matt Wilks, ProFrac's Executive Chairman, stated, "We are proud to report that we grew sequential revenue by 18% and drove sequential Adjusted EBITDA up 23% in the third quarter. Our annualized Adjusted EBITDA per fleet continued to grow, supporting the ongoing investment in our equipment and developing next generation equipment. These third quarter results demonstrate our Company's commitment and hard work that have produced strong operational efficiencies and financial growth as we continue to scale the business. We are bullish on the future of our industry and even more so, on ProFrac, as we continue to execute our Acquire-Retire-Replace(TM) and vertical integration strategies."

Ladd Wilks, Chief Executive Officer, added, "I am excited to welcome the U.S. Well Services team onboard as ProFrac continues to lead our industry in reducing emissions and reducing our customers' carbon footprints in support of their ESG initiatives. We believe our employees and assets are the best in the industry, and we are laser-focused on three critical factors that are driving our industry leading results: pricing, utilization, and our ability to control the supply chain. Constructive market dynamics are supporting pricing and utilization. In addition, our unique ability to manage the complicated supply chain as a single provider represents the greatest opportunity for us to enhance profitability through more efficiently providing sand, chemicals, storage and logistics for our customers. During the third quarter, we made great progress expanding the number of fleets that are bundling materials."

Third Quarter 2022 Financial Results

For the third quarter of 2022, consolidated revenues totaled $696.7 million, or approximately $90 million per fleet on an annualized basis. The increase was driven by higher average pricing, higher material sales, and higher activity levels achieved with our fleets.

Selling, general, and administrative costs were $70.3 million, including $12.9 million of stock-based compensation, $9.7 million related to Flotek, and $5.8 million in transaction related expenses.

Net income for the third quarter totaled $143.4 million, or $1.09 per Class A share. Excluding the operating results attributable to Flotek, Net income totaled $155.9 million.

Adjusted EBITDA totaled $256.1 million in the third quarter, or $33.0 million per fleet on an annualized basis. Excluding the operating results attributable to Flotek, Adjusted EBITDA totaled $267.2 million, or $34.5 million per fleet on an annualized basis.

Operating cash flow was $172.2 million, which included approximately $57.0 million in working capital build during the quarter from the increased activity and profitability levels.

The Company's average active fleet count for the second quarter was 31 fleets.

Outlook

The Company fully deployed its first electric fleet during the fourth quarter and added 7 active fleets from the USWS acquisition. The Company expects to finish the year with approximately 39 active fleets, with additional fleets under construction expected to be activated in early 2023.

Adjusted EBITDA per fleet is likely to fluctuate while we work to improve profitability on the newly acquired fleets, however the Company expects improvement in revenue for the fourth quarter as compared to the third quarter, driven by the USWS acquisition.

Business Segment Information

The Stimulation Services segment generated revenues in the third quarter of 2022 of $668.6 million, which resulted in $249.6 million of Adjusted EBITDA.

The Manufacturing segment generated revenues of $48.7 million in the third quarter of 2022, which resulted in $8.4 million of Adjusted EBITDA. Approximately 95% of the Manufacturing segment's revenue was intercompany.

The Proppant Production segment generated revenues of $24.6 million in the third quarter of 2022, which resulted in $9.2 million of Adjusted EBITDA. Approximately 56% of the Proppant Production segment's revenue was intercompany.

Our other business activities generated revenues of $46.9 million in the third quarter of 2022, which resulted in $(11.1) million of Adjusted EBITDA. The other business activities solely relate to the results of Flotek Industries, Inc. ("Flotek").

Capital Expenditures and Capital Allocation

Capital expenditures were $123.4 million for the third quarter excluding acquisition related expenditures. Approximately 75% of the third quarter capital expenditures related to growth initiatives.

The Company expects full year capex to range between $330 million to $350 million, of which approximately 30% is considered maintenance. The increase to our capital budget primarily represents an acceleration of a number of growth-related initiatives to improve our pumping hours and our profit generating potential. We continued accelerating our engine upgrade program as the year progressed converting more Tier 2 engines to Tier 4 DGB engines and expect the full year cost for this initiative to be approximately $50 million. We expect the construction of our three electric fleets to cost approximately $75 million and the construction of our Lamesa sand plant to cost approximately $45 million. We are also investing approximately $30 million in reducing the number of fleets waiting for maintenance and establishing a robust swing program to allow for equipment to be returned to service quicker and ensure our equipment continues to pump more hours per month.

Balance Sheet and Liquidity

Total gross debt outstanding as of September 30, 2022 was $568.0 million, $18.6 million of which was attributable to Flotek. Gross debt outstanding excluding amounts attributable to Flotek was $549.4 million, compared to $477.5 million as of June 30, 2022.

Total cash and cash equivalents as of September 30, 2022, was $64.7 million, $8.5 million of which was attributable to Flotek. Cash and cash equivalents excluding amounts attributable to Flotek was $56.2 million, compared to $40.6 million as of June 30, 2022.

As of September 30, 2022, and excluding amounts attributable to Flotek, the Company had $245.7 million of liquidity, including $56.2 million in cash and cash equivalents and net availability of $189.5 million under its asset-based credit facility.

In connection with the USWS acquisition, we issued 12.9 million shares of Class A common stock and used approximately $210 million of cash (net of cash acquired) for the retirement of $170 million in USWS debt and other transaction related fees. This cash was primarily funded through our previously undrawn ABL facility, which had an outstanding balance of $163 million on October 31, 2022.

Footnotes

(1) Adjusted EBITDA is a financial measure not presented in accordance with generally accepted accounting principles ("GAAP") (a "Non-GAAP Financial Measure").  Please see "Non-GAAP Financial Measures" at the end of this news release.

(2) Adjusted EBITDA per fleet is a Non-GAAP Financial Measure. Please see "Non-GAAP Financial Measures" at the end of this news release.

Conference Call

ProFrac has scheduled a conference call on Friday, November 11, 2022 at 11:00 a.m. Eastern time / 10:00 a.m. Central time. Please dial 412-902-0030 and ask for the ProFrac Holding Corp. call at least 10 minutes prior to the start time of the call, or listen to the call live over the Internet by logging on to the website at the address https://ir.pfholdingscorp.com/news-events/ir-calendar. A telephonic replay of the conference call will be available through November 18, 2022 and may be accessed by calling 201-612-7415 using passcode 13733023#. A webcast archive will also be available at the link above shortly after the call and will be accessible for approximately 90 days.

About ProFrac Holding Corp.

ProFrac Holding Corp. is a growth-oriented, vertically integrated and innovation-driven energy services company providing hydraulic fracturing, completion services and other complementary products and services to leading upstream oil and gas companies engaged in the exploration and production ("E&P") of North American unconventional oil and natural gas resources. Founded in 2016, The Company was built to be the go-to service provider for E&P companies' most demanding hydraulic fracturing needs. ProFrac is focused on employing new technologies to significantly reduce "greenhouse gas" emissions and increase efficiency in what has historically been an emissions-intensive component of the unconventional E&P development process. For more information, please visit the Company's website, https://www.pfholdingscorp.com.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this press release may be considered "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. In some cases, the reader can identify forward-looking statements by words such as "may," "should," "expect," "intend," "will," "estimate," "anticipate," "believe," "predict," or similar words. Forward-looking statements relate to future events or the Company's future financial or operating performance. These forward-looking statements include, among other things, statements regarding: the Company's strategies and plans for growth; the Company's positioning, resources, capabilities, and expectations for future performance; market and industry expectations; the anticipated benefits of the Company's July 2022 acquisition of SPS Monahans and November 2022 acquisition of U.S. Well Services, Inc.; the Company's estimates with respect to the profitability and utilization of its electric, conventional and dual fleets; the Company's currently expected guidance regarding its fourth quarter 2022 results of operations; the Company's currently expected guidance regarding its full year 2022 capital expenditures and capital allocation; statements regarding the availability of funds under the Company's credit facilities; the Company's anticipated timing for operationalizing its new electric fleets and its West Munger sand plant; the amount of capital available to the Company in future periods; any financial or other information based upon or otherwise incorporating judgments or estimates relating to future performance, events or expectations; any estimates and forecasts of financial and other performance metrics; and the Company's outlook and financial and other guidance. Such forward-looking statements are based upon assumptions made by the Company as of the date hereof and are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: the ability to achieve the anticipated benefits of the acquisitions of U.S. Well Services, Inc. and SPS Monahans, including risks relating to integrating acquired companies and personnel; the failure to operationalize the Company's new electric fleets and West Munger sand plant in a timely manner or at all; the Company's ability to deploy capital in a manner that furthers the Company's growth strategy, as well as the Company's general ability to execute its business plans; industry conditions, including fluctuations in supply, demand and prices for the Company's products and services; global and regional economic and financial conditions; the effectiveness of the Company's risk management strategies; the transition to becoming a public company; and other risks and uncertainties set forth in the sections entitled "Risk Factors" and "Cautionary Note Regarding Forward-Looking Statements" in the Company's filings with the Securities and Exchange Commission ("SEC"), which are available on the SEC's website at www.sec.gov.

Forward-looking statements are also subject to the risks and other issues described below under "Non-GAAP Financial Measures," which could cause actual results to differ materially from current expectations included in the Company's forward-looking statements included in this press release. Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward looking statements will be achieved, including without limitation any expectations about the Company's operational and financial performance or achievements through and including 2022. There may be additional risks about which the Company is presently unaware or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. The reader should not place undue reliance on forward-looking statements, which speak only as of the date they are made. The Company anticipates that subsequent events and developments will cause its assessments to change. However, while the Company may elect to update these forward-looking statements at some point in the future, it expressly disclaims any duty to update these forward-looking statements, except as otherwise required by law.

Non-GAAP Financial Measures

Adjusted EBITDA and Adjusted EBITDA per fleet are non-GAAP financial measures and should not be considered as substitutes for net income (loss) or any other performance measure derived in accordance with GAAP or as an alternative to net cash provided by operating activities as a measure of our profitability or liquidity. Adjusted EBITDA and Adjusted EBITDA per fleet are supplemental measures utilized by our management and other users of our financial statements such as investors, commercial banks, research analysts and others, to assess our financial performance because they allow us to compare our operating performance on a consistent basis across periods by removing the effects of our capital structure (such as varying levels of interest expense), asset base (such as depreciation and amortization) and items outside the control of our management team (such as income tax rates).

We view Adjusted EBITDA and Adjusted EBITDA per fleet as important indicators of performance. We define Adjusted EBITDA as our net income (loss), before (i) interest expense, net, (ii) income tax provision, (iii) depreciation, depletion and amortization, (iv) loss on disposal of assets and (v) other unusual or non-recurring charges, such as costs and stock compensation expense related to our initial public offering, non-recurring supply commitment charges, certain bad debt expense and gain on extinguishment of debt. We define Adjusted EBITDA per fleet for a particular period as Adjusted EBITDA calculated as a daily average of active fleets during period.

We believe that our presentation of Adjusted EBITDA and Adjusted EBITDA per fleet will provide useful information to investors in assessing our financial condition and results of operations. In particular, we believe Adjusted EBITDA per fleet allows investors to compare the performance of our fleets across comparable periods and against the fleets of our competitors who may have different capital structures, which may make a fleet-for-fleet comparison more difficult. Net income (loss) is the GAAP measure most directly comparable to Adjusted EBITDA, and net income (loss) per fleet is the GAAP measure most directly comparable to Adjusted EBITDA per fleet. Adjusted EBITDA should not be considered as an alternative to net income (loss), and Adjusted EBITDA per fleet should not be considered as an alternative to net income (loss) per fleet. Adjusted EBITDA and Adjusted EBITDA per fleet have important limitations as analytical tools because they exclude some but not all items that affect the most directly comparable GAAP financial measure. Because Adjusted EBITDA and Adjusted EBITDA per fleet may be defined differently by other companies in our industry, our definition of these non-GAAP financial measures may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

The presentation of non-GAAP financial measures is not intended to be a substitute for, and should not be considered in isolation from, the financial measures reported in accordance with GAAP. The following tables present a reconciliation of the non-GAAP financial measures of Adjusted EBITDA and Adjusted EBITDA per fleet to the most directly comparable GAAP financial measure for the periods indicated.

-Tables to Follow-

ProFrac Holding Corp. (NasdaqGS: ACDC)
Consolidated Statements of Operations

	Three Months Ended				Nine Months Ended
	Sep. 30	Jun. 30	Sep. 30	Jun. 30	Sep. 30	Sep. 30
(In thousands)	2022	2022	2021	2021	2022	2021

Revenues	$696,730	$589,844	$195,931	$174,819	$1,631,554	$520,336

Operating costs and expenses:
Costs of revenues, exclusive of depreciation, depletion and amortization	388,068	340,600	144,163	126,708	961,267	389,177
Depreciation, depletion and amortization	68,758	64,064	35,241	34,904	177,038	105,606
Loss on disposal of assets, net	667	2,143	3,397	1,868	2,656	7,472
Selling, general and administrative	70,287	87,548	20,047	14,094	191,962	47,919
Total operating costs and expenses	527,780	494,355	202,848	177,574	1,332,923	550,174

Operating income (loss)	168,950	95,489	(6,917)	(2,755)	298,631	(29,838)

Other (expense) income:
Interest expense, net	(16,261)	(13,451)	(6,896)	(6,187)	(38,984)	(19,118)
Loss on extinguishment of debt	(242)	(8,822)	-	-	(17,337)	-
Other expense (income), net	(928)	989	(92)	53	8,292	148
Total other expense	(17,431)	(21,284)	(6,988)	(6,134)	(48,029)	(18,970)

Income (loss) before income tax provision	151,519	74,205	(13,905)	(8,889)	250,602	(48,808)
Income tax (provision) benefit	(8,157)	(4,112)	(170)	283	(13,021)	138

Net income (loss)	$143,362	$70,093	$(14,075)	$(8,606)	$237,581	$(48,670)

Less: net (income) loss attributable to ProFrac Predecessor	-	(56,157)	14,033	8,478	(79,867)	48,509
Less: net loss attributable to noncontrolling interests	11,751	8,704	42	128	20,039	161
Less: net income attributable to redeemable noncontrolling interests	(110,183)	(16,082)	-	-	(126,265)	-

Net income attributable to ProFrac Holding Corp.	$44,930	$6,558	$-	$-	$51,488	$-

ProFrac Holding Corp. (NasdaqGS: ACDC)
Consolidated Balance Sheet

	Sep. 30	Dec. 31
(In thousands)	2022	2021

Assets
Current assets:
Cash and cash equivalents	$64,678	$5,376
Accounts receivable, net	501,337	161,632
Accounts receivable - related party	4,510	4,515
Prepaid expenses, and other current assets	25,065	6,213
Assets held for sale	1,805	-
Inventories	238,794	73,942
Total current assets	836,189	251,678

Property, plant, and equipment	1,454,010	827,865
Accumulated depreciation and depletion	(632,801)	(464,178)
Property, plant, and equipment, net	821,209	363,687
Operating lease right-of-use assets	78,569	-
Deferred tax assets	2,033	-
Investments	56,753	4,244
Intangible assets, net	34,930	27,816
Goodwill	97,573	-
Other assets	52,028	17,145
Total assets	1,979,284	664,570

Liabilities, redeemable noncontrolling interest, and stockholders' and members' equity (deficit)
Current liabilities:
Accounts payable	209,537	121,070
Accounts payable - related party	34,911	21,275
Current portion of operating lease liabilities	9,532	-
Accrued expenses	194,321	38,149
Other current liabilities	36,446	34,400
Current portion of long-term debt	60,541	31,793
Total current liabilities	545,288	246,687

Long-term debt	484,228	235,128
Long-term debt - related party	-	34,645
Operating lease liabilities	73,180	-
Other liabilities	17,320	-
Total liabilities	1,120,016	516,460

Redeemable noncontrolling interest	1,644,426	-

Stockholders' and members' equity	-	147,015
Preferred stock	-	-
Class A common stock	412	-
Class B common stock	1,011	-
Additional paid-in capital	-	-
Accumulated deficit	(868,409)	-
Accumulated other comprehensive (loss) income	9	56
Total stockholders' and members' (deficit) equity attributable to ProFrac Holding Corp.	(866,977)	147,071
Noncontrolling interests	81,819	1,039
Total stockholders' and members' (deficit) equity	(785,158)	148,110
Total liabilities, redeemable noncontrolling interest, and stockholders' and members' (deficit) equity	$1,979,284	$664,570

ProFrac Holding Corp. (NasdaqGS: ACDC)
Consolidated Statements of Cash Flow

	Three Months Ended		Nine Months Ended
	Sep. 30	Jun. 30	Sep. 30	Sep. 30
(In thousands)	2022	2022	2022	2021

Cash flows from operating activities:
Net income (loss)	$143,362	$70,093	$237,581	$(48,670)

Adjustments to reconcile net income to net (loss) cash provided by operating activities:
Depreciation, depletion and amortization	68,758	64,064	177,038	105,606
Stock-based compensation	12,926	40,304	53,230	-
Loss on disposal of assets, net	667	2,143	2,656	7,472
Non-cash loss on extinguishment of debt	242	5,946	10,472	-
Amortization of debt issuance costs	1,954	1,358	4,683	1,847
Bad debt expense, net of recoveries	-	-	5	2,562
Deferred tax expense	1,333	1,024	2,357	-
Unrealized gain on investments, net	-	(426)	(8,526)	-
Changes in operating assets and liabilities:
Accounts receivable	(46,096)	(127,515)	(220,467)	(31,396)
Inventories	(43,269)	(41,024)	(107,150)	(14,525)
Prepaid expenses and other assets	(11,443)	1,545	(18,551)	(1,223)
Accounts payable	19,082	(42,574)	6,332	4,823
Accrued expenses	28,604	60,007	111,233	11,511
Deferred revenues and other liabilities	(3,921)	4,545	5,770	(317)
Net cash provided by operating activities	172,199	39,490	256,663	37,690

Cash flows from investing activities:
Investment in property, plant & equipment	(123,408)	(74,577)	(239,477)	(70,585)
Proceeds from sale of assets	586	479	46,687	17,487
Acquisitions, net of cash acquired	(97,660)	21,723	(354,927)	(2,430)
Investment in preferred shares of BPC	-	-	(47,202)	-
Initial investment in Flotek	-	-	(10,000)	-
Other Investments	(20,946)	-	(24,839)	-
Net cash used in investing activities	(241,428)	(52,375)	(629,758)	(55,528)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	231,198	27,214	818,758	160,230
Repayments of long-term debt	(17,955)	(270,005)	(515,780)	(138,887)
Borrowings from revolving credit agreements	56,450	99,313	253,683	29,500
Repayments to revolving credit agreements	(199,800)	(26,669)	(322,683)	(18,500)
Payment of debt issuance costs	(9,676)	(671)	(33,260)	(1,090)
Member contribution	-	-	5,000	-
Proceeds from issuance of common stock	-	329,118	329,118	-
Payment of THRC related equity	-	(72,931)	(72,931)	-
Payment of common stock issuance costs	-	(27,444)	(27,444)	-
Net cash provided by financing activities	60,217	57,925	434,461	31,253

Net increase in cash, cash equivalents, and restricted cash	$(9,012)	$45,040	$61,366	$13,415
Cash, cash equivalents, and restricted cash beginning of period	75,754	30,714	5,376	2,952
Cash, cash equivalents, and restricted cash end of period	$66,742	$75,754	$66,742	$16,367

ProFrac Holding Corp. (NasdaqGS: ACDC)
Reconciliation of Net Income (Loss) to Adjusted Net Income

	Three Months Ended				Nine Months Ended
	Sep. 30	Jun. 30	Sep. 30	Jun. 30	Sep. 30	Sep. 30
(In thousands)	2022	2022	2021	2021	2022	2021

Net income (loss)	$143,362	$70,093	$(14,075)	$(8,606)	$237,581	$(48,670)

Loss on disposal of assets, net	667	2,143	3,397	1,868	2,656	7,472
Loss on extinguishment of debt	242	8,822	-	-	17,337	-
Litigation	-	4,000	-	-	4,000	-
Stock-based compensation related to deemed contributions	10,207	38,849	-	-	49,056	-
Bad debt expense, net of recoveries	-	-	2,562	-	5	2,562
(Gain) loss on foreign currency transactions	(80)	(58)	116	-	(126)	116
Reorganization costs	-	-	211	-	55	211
Acquisition related expenses	5,806	4,063	-	-	22,888	-
Unrealized gain on investments, net	-	(426)	-	-	(8,526)	-
Adjusted Net Income (loss)	$160,204	$127,486	$(7,789)	$(6,738)	$324,926	$(38,309)

ProFrac Holding Corp. (NasdaqGS: ACDC)
Reconciliation of Net Income (Loss) to Adjusted Net Income excluding Flotek

	Three Months Ended				Nine Months Ended
	Sep. 30	Jun. 30	Sep. 30	Jun. 30	Sep. 30	Sep. 30
(In thousands)	2022	2022	2021	2021	2022	2021

Net income (loss)	$143,362	$70,093	$(14,075)	$(8,606)	$237,581	$(48,670)

Loss on disposal of assets, net	667	2,143	3,397	1,868	2,656	7,472
Loss on extinguishment of debt	242	8,822	-	-	17,337	-
Litigation	-	4,000	-	-	4,000	-
Stock-based compensation related to deemed contributions	10,207	38,849	-	-	49,056	-
Bad debt expense, net of recoveries	-	-	2,562	-	5	2,562
(Gain) loss on foreign currency transactions	(80)	(58)	116	-	(126)	116
Reorganization costs	-	-	211	-	55	211
Acquisition related expenses	5,806	4,063	-	-	22,888	-
Unrealized gain on investments, net	-	(426)	-	-	(8,526)	-
Adjusted Net Income (loss)	$160,204	$127,486	$(7,789)	$(6,738)	$324,926	$(38,309)
Less: net (income) loss from other business activities	12,497	8,604	-	-	21,101	-
Adjusted Net Income (loss) excluding other business activities	172,701	136,090	(7,789)	(6,738)	346,027	(38,309)

ProFrac Holding Corp. (NasdaqGS: ACDC)
Reconciliation of Net Income (Loss) to Adjusted EBITDA

	Three Months Ended				Nine Months Ended
	Sep. 30	Jun. 30	Sep. 30	Jun. 30	Sep. 30	Sep. 30
(In thousands)	2022	2022	2021	2021	2022	2021

Net income (loss)	$143,362	$70,093	$(14,075)	$(8,606)	$237,581	$(48,670)

Interest expense, net	16,261	13,451	6,896	6,187	38,984	19,118
Depreciation, depletion and amortization	68,758	64,064	35,241	34,904	177,038	105,606
Income tax provision (benefit)	8,157	4,112	170	(283)	13,021	(138)
Loss on disposal of assets, net	667	2,143	3,397	1,868	2,656	7,472
Loss on extinguishment of debt	242	8,822	-	-	17,337	-
Litigation	-	4,000	-	-	4,000	-
Stock-based compensation	2,719	1,455	-	-	4,174	-
Stock-based compensation related to deemed contributions	10,207	38,849	-	-	49,056	-
Bad debt expense, net of recoveries	-	-	2,562	-	5	2,562
(Gain) loss on foreign currency transactions	(80)	(58)	116	-	(126)	116
Reorganization costs	-	-	211	-	55	211
Acquisition related expenses	5,806	4,063	-	-	22,888	-
Unrealized gain on investments, net	-	(426)	-	-	(8,526)	-
Adjusted EBITDA	$256,099	$210,568	$34,518	$34,070	$558,143	$86,277

ProFrac Holding Corp. (NasdaqGS: ACDC)
Reconciliation of Net Income (Loss) to Pro Forma Adjusted EBITDA excluding Flotek

	Three Months Ended				Nine Months Ended
	Sep. 30	Jun. 30	Sep. 30	Jun. 30	Sep. 30	Sep. 30
(In thousands except average active fleets and annualization factor)	2022	2022	2021	2021	2022	2021

Net income (loss)	$143,362	$70,093	$(14,075)	$(8,606)	$237,581	$(48,670)

Interest expense, net	16,261	13,451	6,896	6,187	38,984	19,118
Depreciation, depletion and amortization	68,758	64,064	35,241	34,904	177,038	105,606
Income tax provision	8,157	4,112	170	(283)	13,021	(138)
Loss on disposal of assets, net	667	2,143	3,397	1,868	2,656	7,472
Loss on extinguishment of debt	242	8,822	-	-	17,337	-
Litigation	-	4,000	-	-	4,000	-
Stock-based compensation	2,719	1,455	-	-	4,174	-
Stock-based compensation related to deemed contributions	10,207	38,849	-	-	49,056	-
Bad debt expense, net of recoveries	-	-	2,562	-	5	2,562
(Gain) loss on foreign currency transactions	(80)	(58)	116	-	(126)	116
Reorganization costs	-	-	211	-	55	211
Acquisition related expenses	5,806	4,063	-	-	22,888	-
Unrealized gain on investments, net	-	(426)	-	-	(8,526)	-
Total adjusted EBITDA for reportable segments	$256,099	$210,568	$34,518	$34,070	$558,143	$86,277
Less: other business activities operating results	11,072	7,454	-	-	18,526	-
Adjusted EBITDA excluding other business activities	267,171	218,022	34,518	34,070	576,669	86,277
Average active fleets	31.0	31.0	14.7	20.0	27.9	14.9
Adjusted EBITDA excluding other business activities per average active fleet	8,618	7,033	2,348	1,704	20,669	5,790
Annualization factor	4.0	4.0	4.0	4.0	1.3	1.3
Annualized adjusted EBITDA excluding other business activities per average active fleet	$34,474	$28,132	$9,393	$6,814	$27,559	$7,721

ProFrac Holding Corp. (NasdaqGS: ACDC)
Segment Information

	Three Months Ended				Nine Months Ended
	Sep. 30	Jun. 30	Sep. 30	Jun. 30	Sep. 30	Sep. 30
(In thousands)	2022	2022	2021	2021	2022	2021

Revenues
Stimulation services	$668,578	$576,556	$190,723	$168,506	$1,581,289	$502,932
Manufacturing	48,742	34,854	19,861	16,223	115,602	50,741
Proppant production	24,642	17,531	6,399	7,781	54,581	19,769
Other	46,872	15,359	-	-	62,231	-
Total segments	788,834	644,300	216,983	192,510	1,813,703	573,442
Eliminations	(92,104)	(54,456)	(21,052)	(17,691)	(182,149)	(53,106)
Total revenues	$696,730	$589,844	$195,931	$174,819	$1,631,554	$520,336

Adjusted EBITDA
Stimulation services	$249,557	$196,088	$31,599	$30,475	$519,214	$75,027
Manufacturing	8,416	9,360	502	349	27,798	3,181
Proppant production	9,198	12,574	2,417	3,246	29,657	8,069
Other	(11,072)	(7,454)	-	-	(18,526)	-
Adjusted EBITDA for reportable segments	$256,099	$210,568	$34,518	$34,070	$558,143	$86,277

ProFrac Holding Corp. (NasdaqGS: ACDC)
Net Debt

	Sep. 30	Jun. 30
(In thousands)	2022	2022

Current portion of long-term debt	$60,541	$51,329
Long-term debt	484,228	427,961
Long-term debt - related party	-	-
Total debt	544,769	479,290

Plus: Unamortized debt issuance costs	23,235	15,755
Total gross debt	568,004	495,045

Less: Cash and cash equivalents	(64,678)	(73,653)
Net debt	$503,326	$421,392

ProFrac Holding Corp. (NasdaqGS: ACDC)
Net Debt excluding Other Business Activities

	Sep. 30	Jun. 30
(In thousands)	2022	2022

Current portion of long-term debt	$44,917	$36,938
Long-term debt	481,265	424,825
Long-term debt - related party	-	-
Total debt	526,182	461,763

Plus: Unamortized debt issuance costs	23,235	15,755
Total gross debt	549,417	477,518

Less: Cash and cash equivalents	(56,170)	(40,569)
Net debt	$493,247	$436,949

Contacts:	ProFrac Holding Corp.
Lance Turner – Chief Financial Officer
investors@profrac.com

Dennard Lascar Investor Relations
Ken Dennard / Rick Black
ACDC@dennardlascar.com